UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 23, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, the bonuses for the executive officers of NovaBay Pharmaceuticals, Inc. for fiscal year 2014 were established, upon the completion of the performance reviews for each of the executive officers for 2014. The Compensation Committee applied the criteria previously established and in conformance with the Executive Officer Cash Bonus Structure as described in Exhibit 10.4 to NovaBay’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 27, 2012, and determined that a company performance achievement of 45% should be applied to the pre-established target bonuses for the executive officers.

The pre-established target bonuses for NovaBay’s executive officers appearing in NovaBay’s summary compensation table in the company’s latest proxy statement (the “NovaBay’s named executive officers”) are 40% of base salary for Ramin (“Ron”) Najafi, Ph.D., NovaBay’s Chairman and Chief Executive Officer, and 30% of base salary for each of Thomas J. Paulson, NovaBay’s Chief Financial Officer and Treasurer, and Roy Wu, NovaBay’s Senior Vice President of Business Development.

In an effort to conserve cash, the Compensation Committee also decided that approximately one third of the 2014 bonus should be paid in Restricted Stock Units (RSUs”). The number of RSUs granted to each executive officer, in lieu of cash, was calculated using the share price of $0.61, the closing price of one share of common stock as reported by the NYSE MKT on March 20, 2015. The resulting RSUs have a grant date of March 23, 2015. The RSUs are fully vested as of the grant date.

The 2014 bonuses for the named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) of NovaBay for the fiscal year ended December 31, 2014, are as follows:

Name	Title	Cash Bonus	Restricted Stock Units
Ramin (“Ron”) Najafi, Ph.D.	Chairman and Chief Executive Officer	$50,400	46,033
Thomas J. Paulson	Chief Financial Officer and Treasurer	$26,261	23,986
Roy Wu	Senior Vice President, Business Development	$21,126	19,296

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: March 23, 2015